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                                                  EXHIBIT 10


                 Amendment No. 1 to Loan and Security Agreement

Gentlemen:

     Reference is made to the Loan and Security Agreement, dated December 10, 1998 (as now or hereafter amended or supplemented, the "Loan Agreement") among
(a) Congress Financial Corporation and First Union National Bank ( individually and collectively, "Lender"), (b) Congress Financial Corporation, as Administrative Agent for Lender (in such capacity "Agent") and (c) Crown Central Petroleum Corporation ("Crown"), Continental American Corporation, Crown Central Holding Corporation, Crown Central Pipe Line Company, Crown-Rancho Pipe Line Corporation, Crown Stations, Inc., FZ Corporation, Fast Fare, Inc., La Gloria Oil and Gas Company, Locot, Inc., McMurrey Pipe Line Company, Mollie's Properties, Inc. and Crowncen International N.V. (each of such parties, including Crown, being referred to herein, individually and collectively, as "Borrower").

     Borrower has requested certain amendments to the Loan Agreement and Agent is willing to agree to such amendments, subject to the terms and conditions contained herein. By this Amendment, Agent and Borrower desire and intend to evidence such amendment.

     In connection with this Amendment, Borrower has requested that Agent enter into a Junior Participation Agreement with Rosemore Holdings, Inc., in respect of the Obligations, the Collateral and the Financing Agreements (as each of such terms is defined in the Loan Agreement).

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     In consideration of the foregoing and the  agreements and covenants contained herein, Borrower and Agent (for itself and on behalf of Lender) each agree as follows:

     1.  Existing Definitions in Loan Agreement
Capitalized terms used herein, which are not otherwise defined herein, shall have the respective meanings ascribed thereto in the Loan Agreement.

     2. Additional Definitions. The Loan Agreement shall be and is hereby amended to include, in addition and not in limitation, each of the following definitions in Section 1 thereof:

     (a) "Blockage Reserve" shall mean the amount of $10,000,000 which shall be reserved by Agent and deducted from the calculation of Formula Availability.

     (b) "Excess Formula Availability" shall mean the amount, as determined by Agent, calculated at any time, equal to: (i) the amount of Formula availability at such time, minus (ii) the aggregate amount of all the outstanding and unpaid Obligations at such time which are not in excess of Formula Availability.

     (c) "Formula Availability" shall mean the amount, as determined by Agent, at any applicable time, equal to (i) the lesser of (A) the amount of the Loans and Letter of Credit Accommodations available to Borrower at such time based upon the formulas, as determined by Agent, set forth in Sections 2.1(a), 2.1 (b) and 2.2(c) of the Loan Agreement, subject to applicable sublimits and other limitations in respect thereof and after deduction for all availability Reserves (including reserves for Letter of Credit Accommodations at such time) established and maintained by Lender, but exclusive of the Supplemental Credit Facility, or (B) the Maximum Formula Amount, minus (ii) the Blockage Reserve. The term "Formula Availability" is used herein to mean the Loans and Letter of Credit Accommodations so available to Borrower without reduction for the amount of Loans and Letter of Credit Accommodations then outstanding.

     (d) "Funded Junior Participation" shall mean each and every Junior Participation in the Obligations and the Collateral which has been purchased from and paid for to Agent by or for the account of Rosemore pursuant to the Junior Participation Agreement.

     (e) "Junior Participation" shall mean each and every obligation of Rosemore to purchase a junior participation in the Obligations and the Collateral pursuant to the Junior Participation Agreement.

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     (f)  "Junior Participation Agreement" shall mean the Junior Participation
Agreement between Agent and Rosemore, dated of even date, as the same is from time to time amended, supplemented, renewed, restated, extended or replaced.

     (g) "Maximum Formula Amount" shall mean the amount of $75,000,000, as such amount may be reduced permanently from time to time pursuant to Section 2.4 the Loan Agreement as amended herein.

     (h) "Rosemore" shall mean Rosemore Holdings, Inc., a Maryland Corporation, and it successors and assigns.

     (i) "Rosemore Charges" shall mean, collectively, the Rosemore Closing Fee, the Rosemore Unused Line Fee and the Rosemore Usage Fee.

     (j)  "Rosemore Closing Fee" shall mean the sum of $50,000.

     (k) "Rosemore Letter of Credit" shall mean, collectively, each and every Irrevocable Standby Letter of Credit issued by First Union National Bank for the account of Rosemore and for the benefit of Agent, in form and substance satisfactory to Agent, which has been delivered to and is in the possession of Agent.

     (l) "Rosemore Letter of Credit Amount" shall mean the amount, calculated at any time, of the aggregate outstanding and undrawn face amount of each and every Rosemore Letter of Credit in the possession of Lender at such time.

     (m) "Rosemore Unused Line Fee" shall mean, in any applicable period, an amount equal to one-quarter of one (.25%) percent per annum of the average daily amount during such period of (i) $50,000,000 minus (ii) the Rosemore Letter of Credit Amount.

     (n) "Rosemore Usage Fee" shall mean , in any applicable period, an amount equal to three-tenths of one (.3%) percent per annum of the average daily Rosemore Letter of Credit Amount during such period.

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     (o)  "Supplemental Credit Facility" shall mean , at any applicable time, an amount in excess of Formula Availability equal to the lesser of (i)  the sum of
(A) the aggregate oustanding and undrawn face amount of each and every Rosemore Letter of Credit in the possession of Agent at such time (x) as to which the original expiration date thereof is not less than one hundred and eighty (180) days from the date of issuance thereof, (y) Agent has not received a notice from the issuer thereof that the then current expiration date of such Rosemore Letter of Credit will not be extended beyond its then current expiration date and (z) as to which the then current expiration date thereof at such time is not less than the longer of sixty (60) days after such time or thirty (30) days after the last expiration date of any then outstanding and undrawn Supplier Letter of Credit at such time, unless, prior to such current expiration date of the applicable Rosemore Letter of Credit, Agent receives (and is in possession of ) a written amendment thereto from the issuer thereof that the then current expiration date of such Rosemore Letter of Credit is extended for not less than one hundred and eighty (180) days from its then current expiration date, plus
(B) the aggregate amount of each and every Funded Junior Participation at such time, or (ii) $50,000,000.

     (p) "Supplier Letters of Credit" shall mean, collectively, all Letter of Credit Accommodations in respect of standby letters of credit issued or opened at the request of any Borrower for the benefit of suppliers of goods to any Borrower which is in form and substance satisfactory to Agent, taking into account the reasonable requirements of the beneficiary thereof.

     3.  Amendment of Definitions.

          (a) The definition of "Excess Availability" in the Loan Agreement shall be and is hereby deleted, and the following is inserted in its stead.

     "Excess" Availability" shall mean the amount, as determined by Agent, calculated at any time, equal to : (a) the sum of (i) the amount of Formula Availability at such time, and (ii) the amount of the Supplemental Credit Facility at such time, minus (b) the sum of (i) the amount of all then outstanding and unpaid Obligations at such time and (ii) the aggregate amount of all trade payables of Borrower which are more than sixty (60) days past due as of such time.

          (b) The definition of "Maximum Credit" in the Loan Agreement shall be and is hereby deleted, and the following is inserted in its stead:

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     "Maximum Credit" shall mean, at any time, the sum of (a) the Maximum
Formula Amount at such time, plus (b) the amount of the Supplemental Credit Facility at such time.

          (c) All references to the term "Letter of Credit Accommodations" in the Loan Agreement and, as applicable the other Financing Agreements, shall be deemed and each such reference is hereby amended to include, in addition, and not in limitation, Supplier Letters of Credit. All references to the term "Obligations" in the Loan Agreement and, as applicable, the other Financing Agreements, shall be deemed and each such reference is hereby amended to include in addition, and not in limitation, the obligations and indebtedness of Borrower arising or referred to in this Amendment, including, without limitation, all (a) Rosemore Charges and (b) reimbursement obligations, fees and charges owed by Borrower pursuant to the Loan Agreement and this Amendment in respect of Supplier Letters of Credit.

     4. Revolving Loans. Section 2.1(a) of the Loan Agreement shall be and is hereby amended to delete the words "Maximum Credit" and to insert "Maximum Formula Amount" in their stead.

     5. Cash Borrowings. Section 2.1(a) of the Loan Agreement shall be and is hereby amended to provide that, notwithstanding anything to the contrary set forth in the Loan Agreement and subject to the other limitations upon Loans under the Loan Agreement, the aggregate outstanding amount of all cash borrowings in respect of Loans thereunder shall not exceed the amount of $50,000,000 at any time except (a) in Agent's sole discretion, or (b) if Agent receives a Certificate executed by the chief financial officer of Crown that the amount of cash borrowings from Lender is not limited by the terms of the Indenture, and which specifies the applicable provision and calculation of the applicable formula in respect thereof under the Indenture which removes any restriction on such cash borrowings under the Indenture, which is reasonably acceptable to Agent.

     6. Limitations on Loans and Letter of Credit Accommodations. Section 2.1(c) of the Loan Agreement shall be and is hereby amended (a) to add the phrase ", including, without limitation, the Supplier Letters of Credit," immediately after the word "Accommodations" in the first sentence thereof, (b) to add the words "and limitations on the Loans or components thereof set forth in Section 2.2(a) or otherwise herein" immediately after the words "lending formulas" in the second sentence thereof, and (c) to add the words "or Formula Availability" after the words "Maximum Credit" in the second sentence thereof.

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     7.  Reduction of Eligible Inventory Loans.  Section 2.1(d) of the Loan
Agreement shall be and is hereby amended to provide that it shall not be applicable to Supplier Letters of Credit, to the extent that these are standby and not documentary letters of credit.

     8. Letter of Credit Reserves. Section 2.2(c) of the Loan agreement shall be and is hereby amended (a) to delete the words "Maximum Credit" and insert "Maximum Formula Amount" in their stead and to provide that, for purposes of
Section 2.2(c) only, the availability of Revolving Loans shall be determined without regard to the limitation on cash borrowings imposed by Section 5 of this Amendment (but the availability of such Revolving Loans for purposes of such Section 2.2(c) shall be subject to the other limitations in respect thereof as provided in the Loan Agreement), and (b) to provide that Supplier Letters of Credit, which are standby and not documentary letters of credit, shall be included in the "Letter of Credit Accommodations" referenced in Section 2.2(c)(ii) of the Loan Agreement and the last sentence thereof, provided, however, if Excess Formula Availability does not exist at any time, Section 2.2(c) of the Loan Agreement shall not be applicable to such amount of the outstanding and undrawn amount of the Supplier Letters of Credit at such time
(x) which is in excess of the outstanding and unpaid amount of all other Obligations of up to the Formula Availability at such time and (y) which does not exceed the Supplemental Credit Facility at such time. For example if the Formula Availability is $60 million at a particular time and the Obligations are $70 million at such time (including $20 million of Supplier Letters of Credit, $40 million of Loans and $10 million of other Letter of Credit Accommodations at such time), then $10 million of Supplier Letters of Credit will not be subject to Section 2.2(c) of the Loan Agreement. Supplier Letters of Credit which are issued or opened when Excess Formula Availability does not exist or which would result in the amount of all then outstanding and unpaid Obligations to be in excess of Formula Availability at such time shall not have expiration dates in respect thereof later than thirty (30) days prior to the earliest expiration date of a then outstanding and undrawn Rosemore Letter of Credit.

     9. Requests by Borrower for Rosemore Letters of Credit. If Crown or any other Borrower delivers a written request to Rosemore that Rosemore arrange for the delivery of a Letter of Credit (as such term is defined in the he Junior Participation Agreement) or more than one such Letter of Credit to Agent (a "Rosemore Request"), a copy of such Rosemore Request shall be delivered by Crown concurrently therewith to Agent.

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     10.  Maximum Formula Amount Reduction.  Section 2.4 of the Loan Agreement
shall be and is hereby deleted, and replaced by the following:

          "2.4"  Maximum Formula Amount Reduction.  So long
     as no Event of Default has occurred and is continuing, Borrowers may elect
to   reduce (which reduction shall be irrevocable) the Maximum Formula Amount to not less than $50,000,000, by prior written notice delivered to and received by Agent, in increments of $10,000,000 each at any time on or after December 9, 1999."

     11. Due Date of Interest Payments. Section 3.1(d) of the Loan Agreement shall be amended as follows:

          (a) In subsection (i) thereof, the word "quarterly" shall be changed to "monthly" and the words "calendar quarter" shall be changed to "calendar month".

          (b) In subsection (ii) thereof, the words, "on the last day of each applicable LIBOR Interest Period" and "on each three-month anniversary of the first day of such LIBOR Interest Period" shall each be changed to "on each monthly anniversary of the first day of the applicable LIBOR Interest Period."

     12.  Rosemore Charges.

          In consideration of the increase in the Maximum Credit hereunder based upon the Junior Participation Agreement and the Rosemore Letter of Credit:

          (a) Rosemore Closing Fee. Borrower shall pay to Agent, for the account of Rosemore, on the date hereof, the Rosemore Closing Fee. Agent is authorized by borrower to charge the Rosemore Closing Fee to the Loan account of Borrower maintained by Agent and to remit the amount thereof to Rosemore.

          (b) Rosemore Unused Line Fee. Borrower shall pay to Agent for the account of Rosemore, on the first Business Day of each month, the Rosemore Unused Line Fee, as calculated by Agent, for the immediately preceding month. Agent is authorized by Borrower to charge the Rosemore Unused Line Fee to the Loan account of Borrower maintained by Agent and to remit the amount thereof to Rosemore.

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          (c)  Rosemore Usage Fee.  Borrower shall pay to Agent for the account of Rosemore, on the first Business Day of each month, the Rosemore Usage Fee, as calculated by Agent, for the immediately preceding month. Agent is authorized by Borrower to charge the Rosemore Usage Fee to the Loan account of Borrower maintained by Agent and to remit the amount thereof to Rosemore.

     13. Blocked Account. The first sentence of Section 6.6 of the Loan Agreement shall be and is hereby amended to delete the words "If Excess Availability shall be less than $15,000,000: and to insert in their stead "If the Blockage Reserve shall be less than $10,000,000."

     14. Minimum Net Adjusted Working Capital. Section 9.12 of the Loan Agreement shall be and is hereby deleted in its entirety as of March 30, 1999 and the following shall be inserted in its stead on such date:

          "9.12 Minimum Net Adjusted Working Capital. Borrower shall cause Adjusted Current Assets to exceed consolidated current liabilities by (a) $10,000,000 at the end of each fiscal quarter, commencing with the fiscal quarter ending March 31, 1999, and at the end of each fiscal quarter thereafter through and including March 31, 2000, and (b) $35,000,000 at the end of each fiscal quarter thereafter."

     15. Minimum FIFO Tangible Net Worth. Section 9.13 of the Loan Agreement shall be and is hereby deleted in its entirety as of March 30, 1999 and the following shall be inserted in its stead on such date:

          "9.13 Minimum FIFO Tangible Net Worth. Borrowers shall cause FIFO Tangible Net Worth to be at least (a) $150,000,000 at the end of each fiscal quarter, commencing with the fiscal quarter ending March 31, 1999, and at the end of each fiscal quarter thereafter through and including March 31, 2000, and
(b) $180,000,000 at the end of each fiscal quarter thereafter."

     16. Additional Event of Default. In addition to the Events of Default set forth in the Loan Agreement and the other Financing Agreements, it shall constitute an additional Event of Default if Rosemore breaches any covenant, warranty or term of the Junior Participating Agreement in respect of the validity or enforceability of any Rosemore Letter of Credit or in respect of maintaining the existence of any Rosemore Letter of Credit.

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     17.  Amendment Fee.  In consideration of this Amendment, Borrower shall pay to Agent (for the account of Lender) an amendment fee in the amount of $30,000, which shall be fully earned and due and payable on the date hereof.

     18. Servicing Agent. Borrower acknowledges, consents and agrees that Agent is authorized to appoint, and has appointed, Congress Financial Corporation (Southern) ("Servicing Agent") as servicing agent in respect of all powers, rights and remedies as Agent may have under the Loan Agreement and Servicing Agent may exercise same as through it were the Agent.

     19. Additional Representations, Warranties and Covenants. Borrower represents, warrants and covenants with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lender to Borrower:

          (a) No Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred as of the date of this Amendment (after giving effect to the amendments to the Loan Agreement made by this Amendment).

          (b) This Amendment has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

     20. Conditions Precedent for Amendment. The effectiveness of the amendments contained herein shall be subject to the satisfaction of each of the following conditions, in a manner satisfactory to Agent and its counsel:

          (a) Agent shall have received this Amendment No. 1 to the Loan Agreement duly authorized, executed and delivered by the parties hereto;

          (b) Agent shall have received, in form and substance satisfactory to Lender, the Junior Participation Agreement duly authorized, executed and delivered by Rosemore;

          (c) Agent shall have received the consents to this Amendment from each Lender and from Rosemore; and

          (d) no Event of Default, or event, act or condition which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred.

     21. Junior Participation Agreement. Borrower (a) consents to the terms and conditions of the Junior Participation Agreement, and (b) acknowledges that Borrower is not a party thereto and has no rights thereunder.

     22. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

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     23.  Further Assurances.  The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment.

     24. Governing Law. The validity, interpretation and enforcement of this Amendment and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

     25. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     26. Headings. The headings listed herein are for convenience only and do not constitute maters to be construed in interpreting this Amendment.

     27. Counterparts. This Amendment may be executed in any number of Counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

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     Please sign the enclosed counterpart of this Amendment in the space provided below, whereupon this Amendment, as so accepted by Lender, shall become a binding agreement between Borrower and Lender.

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                    Very truly yours,

                    CROWN CENTRAL PETROLEUM
                    CORPORATION

                    By:/s/--John E. Wheeler, Jr.
                    Title:Executive Vice President and CFO

                    CONTINENTAL AMERICAN
                    CORPORATION

                    By:/s/--John E. Wheeler, Jr.
                    Title:President

                    CROWN CENTRAL HOLDING
                    CORPORATION

                    By:/s/--John E. Wheeler, Jr.
                    Title:President


                    CROWN CENTRAL PIPE LINE
                    COMPANY

                    By:/s/--John E. Wheeler, Jr.
                    Title:  Vice President

                    CROWN-RANCHO PIPELINE
                    CORPORATION

                    By:/s/--John E. Wheeler, Jr.
                    Title:Vice President


                    CROWN STATIONS, INC.

                    By:/s/--John E. Wheeler, Jr.
                    Title:Vice President

                    FZ CORPORATION
                    By:/s/--John E. Wheeler, Jr.
                    Title:Vice President

                    FAST FARE, INC.

                    By:/s/--John E. Wheeler, Jr.
                    Title:Vice President

                    LA GLORIA OIL AND GAS COMPANY

                    By:/s/--John E. Wheeler, Jr.
                    Title:Vice President

                    LOCOT, INC.

                    By:/s/--John E. Wheeler, Jr.
                    Title:President

                    MCMURREY PIPE LINE COMPANY

                    By:/s/--John E. Wheeler, Jr.
                    Title:President

                    MOLLIE'S PROPERTIES, INC.

                    By:/s/--John E. Wheeler, Jr.
                    Title:Vice President

                    CROWNCEN INTERNATIONAL N.V.

                    By:/s/--John E. Wheeler, Jr.
                    Title:Supervisory Director


AGREED AND ACCEPTED:

CONGRESS FINNACIAL CORPORATION,
  as Agent

By:/s/--William H. Bloom
Title:Executive Vice President

CONSENTED TO:

ROSEMORE HOLDINGS, INC.

By:/s/--Kenneth H. Trout
Title:Executive Vice President

CONGRESS FINANCIAL CORPORATION
  as Lender

By:/s/--William H. Bloom
Title:Executive Vice President

FIRST UNION NATIONAL BANK

By:/s/--Will J. Fee
Title:Senior Vice President